Form N-SAR,
Sub-Item 77I
Terms of new or amended securities



NUVEEN MULTISTATE TRUST IV

333-16615, 811-07751


The Registrant has added a new share class to each series
(fund) in the Trust. A description of such class can be found in the Prospectus dated February 10, 2014, filed on Form
485BPOS on February 10, 2014, Accession No.
0001193125-14-042257.